Exhibit 10.12

                       FOURTH AMENDMENT TO LOAN AGREEMENT


     THIS FOURTH AMENDMENT TO LOAN AGREEMENT ("Amendment") is entered into as of July 19, 2011, by and among NOBLE ROMAN'S, INC., an Indiana corporation, PIZZACO, INC., an Indiana corporation and N.R. REALTY, INC., an Indiana corporation (individually and collectively, as the context requires, with such determination to be made by Lender in its Sole Discretion, "Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("Lender").

                                 R E C I T A L S

     A. Borrower and Lender have entered into that certain Loan Agreement dated as of August 25, 2005 as amended by First Amendment to Loan Agreement dated as of February 4, 2008 and Second Amendment to Loan Agreement entered into on November 9, 2010 but effective as of October 1, 2010 and Third Amendment to Loan Agreement entered into on March 14, 2011 but effective as of March 1, 2011 (as so amended and as amended from time to time, the "Loan Agreement").

     B. Borrower has defaulted in the payment of principal payments of the Loan in the amount of $125,000 each that were due and payable on May 1, 2011, June 1, 2011 and July 1, 2011 (the "Existing Defaults").

     C. Borrower has requested that Lender waive the Existing Defaults, and Lender is prepared to do so on the condition that the Loan Agreement and other Loan Documents be amended and modified as herein provided, including without limitation to change the Maturity Date from August 31, 2013 to October 1, 2012, to change the amounts of the Required Principal Amortization Payments, to increase the Applicable Rate after June 1, 2012, to provide for the payment to Lender of any payments received by or on behalf of Borrower in connection with certain pending litigation, and as otherwise herein provided.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby covenant and agree as follows:

     1. Definitions. Capitalized terms used herein and not defined herein shall have the meanings provided therefor in the Loan Agreement.

     2. Amendments to Loan Agreement. Effective as of the Fourth Amendment Closing Date:

          (a) Section 1.01 of the Loan Agreement is hereby amended by amending and restating the following definitions in their entirety as follows:

                  "Applicable Rate" means an interest rate per annual equal to
                  (a) 4.25% through and including June 1, 2012, and (b) 7.25% thereafter.

                  "Base Rate" means the LIBOR Market Index Rate; provided, that if for any reason the LIBOR Market Index Rate is unavailable, Base Rate shall mean the sum of the per annum rate of interest equal to the Federal Funds Rate plus one and one-half of one percent (1.50%).

                  "Interest Rate" means (a) a variable interest rate per annum equal to the Applicable Rate plus the Adjusted LIBO Rate, or
                  (b) in the circumstances, and for the periods, described in
                  Section 3.02 and 3.03, a variable interest rate per annum equal to the Base Rate plus the Applicable Rate.

                  "Maturity Date" means October 1, 2012.

                  "Principal Agreement" or "Principal Agreements" shall mean (i) any Distribution Agreement, (ii) any Manufacturing Agreement and (iii) any other agreement to which Borrower or any Subsidiary is a party under which the annual expenditures or annual receipts by Borrower or such Subsidiary exceed, or are reasonably expected to exceed, $100,000.

                  "Required Principal Amortization Payment" means on each date set forth below the corresponding amount set forth below.

                                 Date                              Amount
                                 ----                              ------
                                 August 1, 2011                  $100,000
                                 September 1, 2011               $100,000
                                 October 1, 2011                 $125,000
                                 November 1, 2011                $125,000
                                 December 1, 2011                $125,000
                                 January 1, 2012                 $125,000
                                 February 1, 2012                $200,000
                                 March 1, 2012                   $200,000
                                 April 1, 2012                   $200,000
                                 May 1, 2012                     $200,000
                                 June 1, 2012                    $200,000
                                 July 1, 2012                    $200,000
                                 August 1, 2012                  $200,000
                                 September 1, 2012               $200,000
                                 October 1, 2012               $1,675,000

          (b) Section 1.01 of the Loan Agreement is hereby amended by inserting the following new definitions in their proper alphabetical order:


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

                  "Assignment of Distribution Agreements" means the Collateral Assignment of Distribution Agreements dated as of the date of the Fourth Amendment by Borrower in favor of Lender.

                  "Assignment of Franchise Agreements" means the Collateral Assignment of Franchise Agreements dated as of the date of the Fourth Amendment by Borrower in favor of Lender.

                  "Assignment of Manufacturing Agreements" means the Collateral Assignment of Manufacturing Agreements dated as of the date of the Fourth Amendment by Borrower in favor of Lender.

                  "Distribution Agreement" means an agreement between Borrower and any third party pursuant to which such third party distributes proprietary or other products and items to franchisees and other businesses licensed or authorized to sell Borrower's proprietary products.

                  "Fourth Amendment" means the Fourth Amendment to Loan Agreement dated as of July 19, 2011 between Borrower and Lender.

                  "Fourth Amendment Closing Date" means the first date that all the conditions precedent set forth in the Fourth Amendment are satisfied.

                  "Franchisee Lawsuit" means the lawsuit captioned "Heyser et al v. Noble Roman's Inc. et al" pending in the Superior Court of Hamilton County, Indiana, No. 2901-806-PL-739.

                  "Franchisee Lawsuit Rights" has the meaning specified in
                  Section 8.02.

                  "LIBOR Market Index Rate" means, for any day, LIBO Rate as of that day for an interest period of one-month determined at approximately 12:00 noon, New York time for such day (or if such day is not a Business Day, the immediately preceding Business Day). The LIBOR Market Index Rate shall be determined on a daily basis.

                  "Manufacturing Agreement" means an agreement between Borrower and any third party pursuant to which such third party manufactures or otherwise supplies products used in the business of Borrower or franchisees or other businesses licensed or authorized to sell Borrower's proprietary products.

                  "Material Manufacturing Agreement" means the following agreements (and any extensions, amendments, modifications, restatements or replacements thereof):

          (a) Manufacturing Agreement effective as of January 1, 2007 between Goglanian Bakeries, Inc. and NRI, as amended by First Amendment dated as of July 13, 2011;


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

          (b) Manufacturing and Supply Agreement between Neil Jones Food Company (executed by it on August 3, 2010) and NRI (executed by it on August 4,
     2010);

          (c) Supply Agreement effective as of January 1, 2011 between Leprino Foods Dairy Products Company and NRI; and

          (d) Manufacturing and Supply Agreement effective January 1, 2011 between Nestle USA, Inc. and NRI.

          (c) The parties acknowledge and agree that the Deferred Principal has been incorporated into the other principal payments provided for herein, no separate payments of Deferred Principal shall be required after the Fourth Amendment Closing Date, and the definition of "Deferred Principal" is hereby deleted from Section 1.01 of the Loan Agreement.

          (d) Section 2.03(b) is hereby amended by deleting the following clauses at the end of the first sentence thereof:

                  ; and provided, further, that the Required Monthly Amortization Payments due and payable on March 1, 2011 and April 1, 2011 shall each be in the amount of $25,000.00.

          (e) Section 2.03(d) of the Loan Agreement is hereby amended and restated in its entirety as follows.

          (d) Additional Principal Payment; Application of Payments. Borrower shall pay to Lender on the Fourth Amendment Closing Date a principal payment of the Loan in the amount of $225,000. All principal payments after the Fourth Amendment Closing Date (other than Required Principal Amortization Payments) shall be applied to the Required Principal Amortization Payments in the inverse order of their maturity.

          (f) Section 5.25 is hereby amended by adding the following sentence at the end thereof:

                  Borrower does not own, hold or have any interest in any patent or trademark other than those identified in Schedule 5.25.

          (g) Section 6.18 of the Loan Agreement is hereby amended by adding the following sentence at the end thereof:

                  The interest rate swap or transaction between Lender and Borrower evidenced by ISDA Confirmation dated February 12, 2008 (No. 308558) shall (unless sooner terminated) terminate on the Maturity Date, and all payments required to be made


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

                  thereunder shall be paid upon such termination in accordance with the terms of such agreement.

          (h) The following new Sections 6.21, 6.22 and 6.23 are hereby added to the Loan Agreement:

                           6.21 Franchisee Lawsuit. Pay or cause to be paid to
                  Lender, as a principal payment of the Loan, to be applied in accordance with the last sentence of Section 2.03(d), all payments received by or on behalf of Borrower with respect to the Franchisee Lawsuit, whether by judgment, settlement or otherwise (net of Borrower's reasonable attorneys' fees and expenses in connection with such litigation not to exceed $200,000 in the aggregate).

                           6.22 Notice of Resumption of Salary Payments. Provide
                  Lender not less than thirty (30) days' written notice prior to Borrower's resumption of salary payments that certain officers of Borrower have elected to forego.

                           6.23 Principal Agreements. Furnish to Lender (a)
                  promptly upon the execution and delivery thereof, a copy of any Manufacturing Agreement and any amendment to any Manufacturing Agreement (without regard to whether this Agreement requires Lender's consent thereto) and (b) promptly upon Lender's request from time to time, copies of any other Principal Agreements.

          (i) Section 7.06(j) of the Loan Agreement is hereby amended and restated in its entirety as follows:

                           7.06 Restricted Payments. Directly or indirectly,
                  declare, or pay or make any Restricted Payment, or set aside or otherwise deposit or invest any sums for such purpose, or agree to do any of the foregoing; provided, however, that (a) any Subsidiary of NRI may make Restricted Payments to NRI, (b) as long as no Event of Default has occurred that is continuing, NRI may pay dividends to the holders of its preferred stock not to exceed $25,000 in any fiscal quarter (except to the extent that NRI is contractually obligated to pay amounts in excess thereof) but may not pay any common stock dividends and (c) as long as no Event of Default has occurred that is continuing, NRI may make payments of interest (but not principal) when due under the Promissory Note held by Paul W. Mobley identified in Schedule 5.05.

          (j) Section 7.12(ii) of the Loan Agreement is hereby amended and restated in its entirety as follows:

                           (ii) Amend, modify, restate, substitute or replace
                  any other Principal Agreement or any term or provision thereof (or consent thereto) without the consent of Lender except (i) in the ordinary course of business, (ii) without shortening the term or affecting any renewal option, (iii) without


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

                  increasing any payment obligations thereunder and (iv) without modifying any of the other terms or provisions thereof in any material respect.

          (k) The following new Section 8.02 is hereby added to the Loan
     Agreement:

                           8.02 Franchisee Lawsuit. Borrower acknowledges and
                  agrees that the Collateral includes, without limitation, all claims, rights and interests of Borrower with respect to the Franchisee Lawsuit and any recovery thereunder or proceeds thereof, whether by Judgment, settlement or otherwise (collectively, the "Franchisee Lawsuit Rights"). Borrower hereby authorizes Lender to file Financing Statements identifying the Franchisee Lawsuit Rights as Collateral.

          (l) Section 10.01 is hereby amended by deleting the period at the end of subsection (l), replacing it with "; or " and adding thereafter the following new subsections (m), (n) and (o):

                           (m) Manufacturing Agreements. Any Material
                           Manufacturing Agreement expires or for any reason terminates or is terminated (except if such Material Manufacturing Agreement is extended on substantially the same terms and conditions without any material interruption of the manufacturer's performance) unless within thirty (30) days a new Manufacturing Agreement is entered into by Borrower with a manufacturer of the same products and on substantially the same terms and conditions as those in the expired or terminated Material Manufacturing Agreement;

                           (n) Distribution Agreements. During any period of twelve (12) consecutive months, Distribution Agreements with three or more distributors shall expire or for any reason terminate or be terminated, except if such Distribution Agreement is extended or replaced with an agreement with the same distributor on substantially the same terms and conditions without any material interruption in the distributor's performance; or

                           (o) Franchised Units. During any period of twelve
                           (12) consecutive months, more than twenty percent (20%) of the Franchised Units in operation at the beginning of such period shall for any reason cease to be operated as Franchised Units.

          (m) Schedules 5.05, 5.06, 5.08, 5.13, 5.17, 5.18, 5.23, 5.24, 5.25,
     6.07, 6.14, 7.01, 7.03 and 14.02 to the Loan Agreement are replaced by the Schedules attached hereto.

          (n) Exhibit B. Exhibit B to the Loan Agreement is replaced by Exhibit B attached hereto.


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

     3. Amendment Fee. In addition to any other amounts payable under this Amendment, any other Loan Document or the Fee Letter, Borrower shall pay to Lender, on or before the Fourth Amendment Closing Date, a fee in the amount of $21,000. Such fee shall be fully earned when paid and shall not be refundable for any reason whatsoever.

     4. Conditions Precedent to Effectiveness of this Amendment. The effectiveness of this Amendment is subject to satisfaction of the following conditions precedent:

          (a) Lender's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated the Fourth Amendment Closing Date (or, in the case of certificates of governmental officials, a recent date before the Fourth Amendment Closing Date) and each in form and substance satisfactory to Lender and its legal counsel:

                           (i) executed counterparts of this Amendment, the Assignment of Distribution Agreements, the Assignment of Franchise Agreements and the Assignment of Manufacturing Agreements;

                           (iii) written acknowledgments by each of the manufacturers that is a party to any Material Manufacturing Agreement in the form provided for in the Assignment of Manufacturing Agreements, together with copies of all Manufacturing Agreements;

                           (iii) the written agreement of Bose McKinney & Evans, LLP, Borrower's counsel in the Franchisee Lawsuit, acknowledging the terms of Section 6.21 of the Loan Agreement and including the agreement of such counsel to provide notice to Lender of any payment received by such counsel or, to such counsel's knowledge, by Borrower in connection with the Franchisee Lawsuit, whether by Judgment, settlement or otherwise, and to pay to Lender, for and on behalf of Borrower, any amount received by such counsel in connection with the Franchisee Lawsuit, whether by judgment, settlement or otherwise, less any reasonable fees and expenses of such counsel with respect to the Franchisee Lawsuit not to exceed the aggregate amount provided for in Section 6.21.

                           (iv) a certificate of Borrower certifying that all Collateral (including but not limited to recipes, proprietary products, Franchisee Lawsuit Rights (except for the right of the insurance carrier that has paid a portion of Borrower's attorneys' fees in connection with the Franchisee Lawsuit to reimbursement for such payment from any amounts received by Borrower with respect to the Franchisee Lawsuit), Distribution Agreements, Manufacturing Agreements and other Principal Agreements) is owned solely by Borrower and not by any other Person, together with such supporting evidence of such ownership as Lender may require.

                           (v) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as Lender may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and the other Loan Documents to which such Loan Party is a party;

                           (vi) such documents and certifications as Lender may reasonably require to evidence that each Loan Party is duly organized or formed, and that Borrower and each other Loan Party executing any of the Loan Documents is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

                           (vii) a certificate signed by a Responsible Officer of each Loan Party either (A) attaching copies of all consents, licenses and approvals required in connection with the execution, delivery and performance by, and the validity against, such Loan Party of the Loan Documents to which it is a party, which consents, licenses and approvals shall be in full force and effect or (B) stating that no such consents, licenses or approvals are so required;

                           (viii) a certificate signed by a Responsible Officer of Borrower certifying (A) that the conditions specified in Sections 4(d) and (e) below have been satisfied, and (B) that there has been no event or circumstance since December 31, 2010 that has had or could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect (other than the Existing Defaults); and

                           (ix) such other assurances, certificates, documents or consents as Lender reasonably may require.

          (b) Borrower shall have paid to Lender (i) the principal payment of the Loan in the amount of $225,000 provided for in Section 2.03(d) of the Loan Agreement and (ii) the fee in the amount of $21,000 provided for in Paragraph 3 of this Amendment.

          (c) Unless waived by Lender, Borrower shall have paid all Attorney Costs of Lender to the extent invoiced prior to or on the Fourth Amendment Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrower and Lender and provided further that the aggregate amount of all Attorney Costs of Lender payable by Borrower in connection with the execution and delivery of this Fourth Amendment and the closing proceedings shall not exceed $18,000).


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

          (d) The representations and warranties of Borrower and each other Loan Party contained in Article V of the Loan Agreement (as amended hereby) or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct on and as of the Fourth Amendment Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

          (e) No Default or Event of Default shall exist (other than the Existing Defaults).

     5. Outstanding Amount. The parties acknowledge and agree that, upon Borrower's payment of the principal payment provided for in Paragraph 4(b)(i) above, the Outstanding Amount of the Loan is $3,975,000.

     6. Waiver of Existing Defaults and Fee. Effective as of the Fourth Amendment Closing Date, (a) Lender waives the Existing Defaults and (b) Lender waives Borrower's obligation to pay the fee provided for in Section 2.05 of the Loan Agreement.

     7. Ratification. The Loan Agreement, as amended by this Amendment and the other Loan Documents are each hereby ratified and remain in full force and effect. Nothing contained herein shall affect the priority of the lien of any Loan Documents.

     8. Release. In consideration of Lender's entering into this Amendment, Borrower hereby fully and unconditionally releases and forever discharges Lender, and its respective directors, officers, employees, subsidiaries, branches, affiliates, attorneys, agents, representatives, successors and assigns and all persons, firms, corporations and organizations acting on any of their behalves (collectively, the "Released Parties"), of and from any and all claims, allegations, causes of action, costs or demands and liabilities, of whatever kind or nature, from the beginning of the world to the date on which this Amendment is executed, whether known or unknown, liquidated or unliquidated, fixed or contingent, asserted or unasserted, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, anticipated or unanticipated, which any Borrower or any Subsidiary has, had, claims to have or to have had or hereafter claims to have or have had against the Released Parties by reason of any act or omission on the part of the Released Parties, or any of them, on account of or in any way related to the Loan Agreement, including the administration or enforcement of the Loan Agreement occurring prior to the date on which this Amendment is executed, including all such loss or damage of any kind heretofore sustained or that may arise as a consequence of the dealings among the parties up to and including the date on which this Amendment is executed (collectively, all of the foregoing are the "Claims"). Borrower represents and warrants that it has no knowledge of any Claim by it or by any Subsidiary against the Released Parties or of any facts or acts or omissions of the Released Parties which on the date hereof would be the basis of a Claim by it or by any Subsidiary or any other Loan Party against the Released Parties which is not released hereby, and Borrower represents and warrants that the foregoing constitutes a full and complete release of all Claims by or on behalf of each Borrower and any


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

Subsidiary. The inclusion of a release provision in this Amendment shall not give rise to any inference that, but for such release, any Claim otherwise would exist.

     9. Counterparts. This Amendment may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all such counterparts together shall constitute one and the same instrument.



















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

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.


                           NOBLE ROMAN'S INC.,
                           an Indiana corporation

                           By:      /s/ Paul Mobley
                                    --------------------------------------------
                                    Paul W. Mobley,
                                    Chairman of the Board and Chief Executive
                                    Officer

                           PIZZACO, INC., an Indiana corporation

                           By:      /s/ Paul Mobley
                                    --------------------------------------------
                                    Paul W. Mobley,
                                    Chairman of the Board and Chief Executive
                                    Officer

                           N.R. REALTY, INC., an Indiana corporation

                           By:      /s/ Paul Mobley
                                    --------------------------------------------
                                    Paul W. Mobley,
                                    Chairman of the Board and Chief Executive
                                    Officer

                           WELLS FARGO BANK, NATIONAL ASSOCIATION

                           By:  /s/ Jared Myres
                                ------------------------------------------------
                           Name:  Jared Myres
                                  ----------------------------------------------
                           Title:  Vice President
                                   ---------------------------------------------


                           By:
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                           Name:
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                           Title:
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